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                                                     EXHIBIT 23.1


Consent of Independent Public Accountants


The Board of Directors
Synthetech, Inc.



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 12, 2000, included in Synthetech, Inc.'s Form 10-K for the fiscal year ended March 31, 2000 and to all references to our firm included in this registration statement.

                                 /s/ Arthur Andersen LLP



Portland, Oregon
August 15, 2000